Comparison of change in value of $10,000 investment in Dreyfus Stock Index Fund Initial shares and Service shares and the Standard & Poor's 500 Composite Stock Price Index

EXHIBIT A:

               Dreyfus Stock      Dreyfus Stock    Standard & Poor's 500
   PERIOD       Index Fund        Index Fund          Composite Stock
             (Initial shares)   (Service shares)       Price Index *

  12/31/91        10,000            10,000                10,000
  12/31/92        10,711            10,711                10,762
  12/31/93        11,711            11,711                11,847
  12/31/94        11,814            11,814                12,003
  12/31/95        16,159            16,159                16,514
  12/31/96        19,800            19,800                20,306
  12/31/97        26,326            26,326                27,080
  12/31/98        33,753            33,753                34,819
  12/31/99        40,707            40,707                42,145
  12/31/00        36,929            36,929                38,310
  12/31/01        32,431            32,325                33,760


* Source: Lipper Inc.